UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 30, 2018

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 912, New York, New York 10022

(Address of principal executive offices)

Registrant's telephone number, including area code:  (212) 829-5770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 30, 2018, Network-1 Technologies, Inc. ("Network-1") issued a press release announcing that Judge Robert Schroeder III of the United States District Court for the Eastern District of Texas Tyler Division, issued a Final Judgment (the "Final Judgment") and corresponding order in Network-1's patent litigation case against Hewlett-Packard.  As part of his Order, Judge Schroeder granted Network-1's Motion for Judgment as a Matter of Law that Network-1's Remote Power Patent is valid, thereby overturning the jury verdict of invalidity from the November 2017 trial against Hewlett-Packard.  The Court also issued its findings of fact and conclusions of law that Hewlett-Packard failed to meet its burden on its inequitable conduct defense, which was the subject of a separate bench trial held in May 2018.  In its Final Judgment, the Court also denied Network-1's Motion for a New Trial on Infringement.  Network-1 intends to appeal the jury verdict of non-infringement to the United States Court of Appeals for the Federal Circuit in Washington, D.C.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 30, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: September 4, 2018	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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